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                                                                    EXHIBIT 23.9



                       [SALOMON BROTHERS INC LETTERHEAD]



                        CONSENT OF SALOMON BROTHERS INC



     We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of FirstCity Financial Corporation in, and to the inclusion of such opinion letter as Exhibit B to, the Proxy Statement/Prospectus of FirstCity Financial Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of FirstCity Financial Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                            SALOMON BROTHERS INC



                                            By:     [SIGNATURE APPEARS HERE]


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                                                      Managing Director



New York, New York


May 30, 1997